UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                 Form 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934

                      Commission File Number 0-10592


         April 25, 1995                      April 18, 1995
         Date of Report               Date of earliest event reported

                            TrustCo Bank Corp NY
           (Exact name of registrant as specified in its charter)

             New York                                     14-1630287
  (State or other jurisdiction of                      (IRS Employer
    incorporation or organization)               Identification No.)

              192 Erie Boulevard, Schenectady, New York  12305
                  (Address of principal executive offices)

  Registrant's telephone number, including area code: (518) 377-3311

                 320 State Street, Schenectady, NY  12305
        (Former name or former address, if changed since last report)





Item 5.   Other Events

     On April 18, 1995, TrustCo Bank Corp NY ( TrustCo ) issued its press release with the quarter-end March 31, 1995, results.
Attached is a copy of that press release on Exhibit 99(a) and incorporated herein by this reference.











            William F. Terry
            Senior Vice President and Secretary
            (518) 381-3611


For Immediate Release:

Schenectady, New York -- April 18, 1995


TrustCo today announced record first quarter earnings. Net income for the first quarter 1995 was $5,905,000, an increase of 11.5% over 1994. As a result, earnings per share for 1995 were $0.40, compared to $0.36 per share in 1994. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

Taxable equivalent net interest income, the primary contributor to improved earnings performance, increased $2.9 million or 15.8% for the first quarter 1995 compared to 1994.
Mr. McCormick noted "while many other financial institutions are witnessing dramatic reductions in their net interest margins, TrustCo has attained a net interest margin of 4.49% during the first quarter. Net interest income is the most significant element of net income, and when we can increase the margin, it bodes well for our continued ability to increase net income in the future." On an annualized basis the first quarter results represent a return on average equity of 17.11% in 1995, compared to 16.33% in 1994. Commenting on the increase in the return on average equity, Mr. McCormick noted "we have stated for a number of years that the most important measurement ratio for TrustCo is return on equity.
We are striving for an 18% ratio for 1995, and believe that the first quarter s results are in line with attaining this level. Few banks in the country can compete with TrustCo in the sustained levels of returns we provide to our share-holders."

Commenting on TrustCo's efficiency ratio, Mr. McCormick stated "effective cost control is a fundamental element in the way TrustCo operates. This is not a new fad or a slogan of the month. We truly believe in being the low cost provider of services in this area. The efficiency ratio is a reasonable indicator of how well costs are controlled in a banking franchise, and we are proud of how well our ratio stacks up against our competitors. For the first quarter our efficiency ratio was 44.58%, compared to 49.89% for last year."
For the first quarter, TrustCo paid a cash dividend of $0.275 per share to all shareholders. As a percentage of TrustCo's first quarter net income, this amount represented a dividend payout ratio of 68.25%, one of the highest in the banking industry. Commenting on the significant dividends that TrustCo has historically paid to its shareholders, Mr. McCormick noted "We've said for years that we will not retain within TrustCo any capital in excess of that needed to run the Company. We have demonstrated this philosophy by increasing our quarterly dividends to shareholders for the last 18 years. TrustCo qualifies as a well capitalized bank for regulatory purposes. The amount of capital that we are retaining within the Company is sufficient to support our current plans for expansion, and I see no reason to deviate from the track record that has made us so successful in the past."


During the first quarter, TrustCo opened two new branches, our Hudson Falls and Malta Mall locations. The opening of these branches marks the beginning of TrustCo's branch expansion program to add between 3 and 5 new branches each year. "The reception in the Hudson Falls and Malta communities to our new facilities has been tremendous. We are very pleased with both of these locations, and plan to continue this type of successful new branch development in the future. It is gratifying to see the positive reception TrustCo is receiving in these new market areas. It's apparent that we have a range of products and the right pricing that these communities need" noted Mr. McCormick.


Also, during the first quarter TrustCo increased the reserve for loan losses to $41.6 million at March 31, 1995, compared to $36.2 million for the comparable period in 1994. The provision for loan losses charged to expense during the quarter was $3.6 million, almost double the expense recorded in 1994. Beginning January 1, 1995, the Financial Accounting Standards Board established a new accounting requirement Statement No. 114 "Accounting by Creditors for Impairment of a Loan." This new accounting requirement alters the method banks have of identifying, measuring and reporting non-performing loans and assets. For TrustCo the new requirement will have no impact on total non-performing assets, but will change the distribution of the balances between non-performing loans and real estate owned. All balances included in this release have been restated to comply with this new accounting requirement.

Non-performing assets at March 31, 1995, are $23.2 million, an increase of $6.4 million from year end 1994. The increase is the result of two commercial properties which during 1995 have been identified as non-performing loans. Both of these loans are well collateralized and losses are not anticipated. Also, as of March 31, 1995, non-performing loans were $19.2 million, compared to $11.7 million at year end 1994. The increase in non-performing loans is attributable to the commercial properties noted above. As a percentage of loans, TrustCo's reserve for loan losses was 3.58% at March 31, 1995, compared to 3.34% at year-end 1994 and 3.27% at March 31, 1994.


TrustCo is a $2 billion bank holding company and through its subsidiary bank, Trustco Bank, National Association, operates 45 bank offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington counties. In addition, the bank operates a full service Trust Department with $664 million of assets under management. The common shares of TrustCo are traded on the NASDAQ National Market System under the ticker symbol TRST.












                                       TRUSTCO BANK CORP NY
                                                                                      Page 1
                                       FINANCIAL HIGHLIGHTS
                            (dollars in thousands, except per share data)
                                                                 Three Months Ended
                                                        03/31/95      12/31/94      03/31/94
    Summary of Operations
       Net interest income (TE)                          $21,343        21,408        18,428
       Provision for loan losses                           3,573         1,565         1,827
       Net gain/(loss) from securities transactions          211        (2,526)         (577)
       Noninterest income                                  3,238         3,336         3,891
       Noninterest expense                                11,751        10,744        11,409
       Net income                                          5,905         6,202         5,296

    Per Common Share (5)
       Net income                                           0.40          0.42          0.36
       Cash dividends                                       0.28          0.28          0.23
       Book value at period end                             9.75          9.53          9.10
       Market price at period end                          20.75         20.75         17.50

    At period end
       Full time equivalent employees                        439           435           438
       Full service banking offices                           45            43            43

    Performance ratios
       Return on average assets                             1.21%         1.25          1.08
       Return on average equity (1)                        17.11         17.84         16.33
       Efficiency (2)                                      44.58         42.49         49.89
       Overhead (3)                                        36.17         33.52         39.32
       Net interest spread (TE)                             4.09          4.18          3.50
       Net interest margin (TE)                             4.49          4.53          3.84
       Dividend payout ratio                               68.25         66.05         62.67
    Capital ratios at period end
       Total equity to assets                               7.14          7.05          6.64
       Tier 1 risk adjusted capital                        12.33         12.08         11.86
       Total risk adjusted capital                         13.61         13.35         13.14

    Asset quality analysis at period end (6)
       Nonperforming loans to total loans                   1.65          1.01          1.69
       Nonperforming assets to total assets                 1.16          0.85          1.03
       Allowance for loan losses to total loans             3.58          3.34          3.27
       Coverage ratio (4)                                  2.2 X         3.3 X          1.9 X

    (1)  Average equity excludes the effect of the market value adjustment for securities available for sale.
    (2)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
    (3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) less noninterest income (excluding ORE income and net securities transactions) divided by taxable equivalent net interest income.
    (4)  Calculated as allowance for loan losses divided by total nonperforming loans.
    (5)  Per share data has been adjusted for the 10% stock dividend effective
         October 1, 1994.







    (6)  All nonperforming loans and assets data has been restated for the adoption of SFAS No. 114, "Accounting by Creditors for the Impairment of Loans."
    TE = Taxable equivalent.



                                       TRUSTCO BANK CORP NY


                                   CONSOLIDATED BALANCE SHEETS                        Page 2
                                      (dollars in thousands)


                                                        03/31/95      12/31/94      03/31/94


    ASSETS
      Loans,net                                       $1,122,647     1,122,938     1,069,693
      Securities available for sale                      226,972       117,458       530,873
      Investment securities                              337,952       347,858        31,566
      Federal funds sold                                 192,000       263,000       250,000
                                                   ------------------------------------------
         Total earning assets                          1,879,571     1,851,254     1,882,132

      Cash and due from banks                             48,289        52,479        48,566
      Bank premises and equipment                         23,869        23,877        24,904
      Other assets                                        48,533        48,067        45,143
                                                   ------------------------------------------
         Total assets                                 $2,000,262     1,975,677     2,000,745
                                                   ==========================================
    LIABILITIES
      Deposits:
         Demand                                          $98,785        93,496        92,703
         Savings                                         821,954       911,629       995,765
         Money Market                                     84,082        92,965       109,231
         Certificates of deposit > $100 thou              79,028        62,511        45,340
         Other time deposits                             732,225       629,230       575,217
                                                   ------------------------------------------
           Total deposits                              1,816,074     1,789,831     1,818,256

      Short-term borrowings                               14,029        12,713        18,464
      Long-term debt                                           0         3,550         2,750
      Other liabilities                                   27,316        30,300        28,355
                                                   ------------------------------------------
         Total liabilities                             1,857,419     1,836,394     1,867,825

    SHAREHOLDERS' EQUITY                                 142,843       139,283       132,920
                                                   ------------------------------------------
         Total liabilities and
           shareholders' equity                       $2,000,262     1,975,677     2,000,745
                                                   ==========================================
    Number of common shares
      outstanding, in thousands                           14,655        14,617        13,276












                                       TRUSTCO BANK CORP NY


                                CONSOLIDATED STATEMENTS OF INCOME                     Page 3
                          (dollars in thousands, except per share data)

                                                                 Three Months Ended
                                                        03/31/95      12/31/94      03/31/94
    Interest income
         Loans                                           $26,005        25,136        21,876
         Investments                                       8,424         7,755         9,561
         Federal funds sold                                3,675         3,766         1,247
                                                   ------------------------------------------
              Total interest income                       38,104        36,657        32,684

    Interest expense
         Deposits                                         16,994        15,455        14,522
         Borrowings                                          216           166           144
                                                   ------------------------------------------
              Total interest expense                      17,210        15,621        14,666
                                                   ------------------------------------------
              Net interest income                         20,894        21,036        18,018

    Provision for loan losses                              3,573         1,565         1,827
              Net interest income after            ------------------------------------------
                provision for loan losses                 17,321        19,471        16,191

    Net gain/(loss) from securities transactions             211        (2,526)         (577)
    Noninterest income                                     3,238         3,336         3,891
    Noninterest expense                                   11,751        10,744        11,409
                                                   ------------------------------------------
    Income before income taxes                             9,019         9,537         8,096
    Income tax expense                                     3,114         3,335         2,800
                                                   ------------------------------------------
    Net income                                            $5,905         6,202         5,296
                                                   ==========================================

    Net income per share                                   $0.40          0.42          0.36
    Avg equivalent shares outstanding, in thousands       14,933        14,897        14,888




                                       TRUSTCO BANK CORP NY


                               CONSOLIDATED AVERAGE BALANCE SHEETS                    Page 4
                                         (in thousands)

                                                                 Three Months Ended
                                                        03/31/95      12/31/94      03/31/94







    Total assets                                      $1,974,579     1,974,105     1,986,460
    Shareholders' equity                                 140,543       137,641       141,322
    Interest earning assets                            1,895,605     1,894,650     1,910,767
    Interest bearing liabilities                       1,712,375     1,711,536     1,725,819



SIGNATURES

                                        Pursuant to the
requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 25, 1995

                                        TrustCo Bank Corp NY
                                        (Registrant)


                                        By:  /s/Robert A. McCormick

                                           Robert A. McCormick
                                           President and Chief Executive Officer